Exhibit 24.6

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Thomas J. Baltimore, Jr. and Anita Cooke Wells, as the undersigned’s true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her in any and all capacities, to:

(1)                execute for and on behalf of the undersigned, in the undersigned’s capacity as a trustee of RLJ Lodging Trust (the “Company”), a universal shelf registration Statement on Form S-3 (the “Registration Statement”) and any other forms or reports, including amendments thereto, the Company elects or is required to file in connection with the registration under the Securities Act of 1933, as amended, of the future offer and sale, from time to time, of an unlimited amount of its securities under the Registration Statement;

(2)                do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable in connection with the preparation of the Registration Statement and related forms and amendments and to file such documents with the United States Securities and Exchange Commission (the “SEC”) and any stock exchange or similar authority; and

(3)                take any other action of any type whatsoever which, in the opinion of such attorney-in-fact, may be of benefit to, is necessary or is desirable in connection with the foregoing, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until the expiration of the Registration Statement in accordance with the rules and regulations of the SEC, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 4th day of May, 2012.

/s/ Robert L. Johnson
Robert L. Johnson

[Power of Attorney – Universal Shelf Registration Statement]